Exhibit 99.2

NXP Announces Pricing of Senior Unsecured Notes Offering

EINDHOVEN, The Netherlands, November 15, 2021 — NXP Semiconductors N.V. (NASDAQ:NXPI) (together with its subsidiaries, “NXP”) announced today the pricing of the previously announced offering by its subsidiaries NXP B.V., NXP Funding LLC and NXP USA, Inc. (together, the “Issuers”) of $1,000 million aggregate principal amount of senior unsecured notes due 2032 (the “2032 Notes”), $500 million aggregate principal amount of senior unsecured notes due 2042 (the “2042 Notes”) and $500 million aggregate principal amount of senior unsecured notes due 2051 (the “2051 Notes” and, together with the 2032 Notes and the 2042 Notes, the “Notes”) pursuant to Rule 144A and Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The 2032 Notes will bear interest at 2.650% per annum and will mature on February 15, 2032. Interest on the 2032 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2022. The 2042 Notes will bear interest at 3.125% per annum and will mature on February 15, 2042. Interest on the 2042 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2022. The 2051 Notes will bear interest at 3.250% per annum and will mature on November 30, 2051. Interest on the 2051 Notes will be payable semi-annually on May 30 and November 30 of each year, beginning on May 30, 2022.

The Notes will be fully and unconditionally guaranteed on a senior basis by NXP Semiconductors N.V. and will be structurally subordinated to the liabilities, including trade payables, of NXP’s other subsidiaries. In addition, the Notes will be effectively junior to all future secured debt of the Issuers and NXP Semiconductors N.V., to the extent of the value of the assets securing such debt. The issuance of the Notes is expected to close on or around November 30, 2021, subject to customary closing conditions.

NXP intends to use a portion of the net proceeds from the offering of the Notes to redeem the $1,000 million aggregate principal amount of outstanding dollar-denominated 3.875% senior unsecured notes due 2022 (the “3.875% 2022 Notes”) in accordance with the terms of the indenture governing the 3.875% 2022 Notes (the “3.875% 2022 Notes Redemption”), including all premiums, accrued interest and costs and expenses related to the 3.875% 2022 Notes Redemption. NXP intends to use the remaining net proceeds for general corporate purposes, which may include capital expenditures or equity buyback transactions.

The Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, qualification or exemption under the securities laws of any such jurisdiction. This press release shall not constitute a notice of redemption under the indenture governing the 3.875% 2022 Notes or an obligation to issue a notice of redemption, or an offer to tender for, or purchase, any of the 3.875% 2022 Notes or any other security.

No offer or sale of the Notes, as guaranteed by NXP Semiconductors N.V., shall be made in any jurisdiction where such an offer or sale would be unlawful.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ:NXPI) enables secure connections for a smarter world, advancing solutions that make lives easier, better and safer. As the world leader in secure connectivity solutions for embedded applications, NXP is driving innovation in the automotive, industrial & IoT, mobile, and communication infrastructure markets. Built on more than 60 years of combined experience and expertise, the company has approximately 29,000 employees in more than 30 countries and posted revenue of $8.61 billion in 2020.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding the offering of the Notes. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: the risk that the offering of the Notes may not be completed on the proposed terms, or at all. The following risks, among others, could affect NXP’s business and financial performance: market demand and semiconductor industry conditions; the ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; potential impacts of the COVID-19 pandemic; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP’s established supply chains; the ability to generate sufficient cash, raise sufficient capital or refinance debt at or before maturity to meet both NXP’s debt service and research and development and capital investment requirements; the ability to accurately estimate demand and match NXP’s production capacity accordingly or obtain supplies from third-party producers; the access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; the ability to secure adequate and timely supply of equipment and materials from suppliers; the ability to avoid operational problems and product defects and, if such issues were to arise, to rectify them quickly; the ability to form strategic partnerships and joint ventures and successfully cooperate with alliance partners; the ability to win competitive bid selection processes; the ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; and, the ability to maintain good relationships with NXP’s suppliers. Readers are cautioned not to place undue reliance on forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States’ federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements in the future. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in NXP’s filings with the Securities and Exchange Commission. Copies of NXP’s filings with the Securities and Exchange Commission are available on NXP’s Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov. The information included on NXP’s website is not incorporated into this press release.

For further information, please contact:

Investors	Media
Jeff Palmer	Jacey Zuniga
jeff.palmer@nxp.com	jacey.zuniga@nxp.com
+1 408 518 5411	+1 512 895 7398